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
                                                                      EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                 UNITED INDUSTRIAL CORPORATION AND SUBSIDIARIES


                                                     Year ended December 31

                                              1996                1995             1994
                                              ----                ----             ----
Primary:
Weighted average shares outstanding         12,172,943        12,169,408       12,237,468
Equivalent shares--dilutive stock
options--based on treasury stock
method using average market price               38,376            23,771            4,035
                                         -------------        ----------       ----------

                                            12,211,319        12,193,179       12,241,503
                                           ===========       ===========      ===========

Net income                                 $ 6,404,000       $   888,000      $ 5,212,000
                                            ==========       ===========      ===========

Earnings per share                        $        .52       $       .07      $       .43
                                          ============       ===========      ===========

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